Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
U.S. Global Investors, Inc. Employee Stock Purchase Plan
San Antonio, Texas
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 30, 2009, relating to the financial statements of the U.S. Global Investors, Inc. Employee Stock Purchase Plan appearing on this Form 11-K for the years ended December 31, 2008, 2007 and 2006.

/s/ BDO Seidman LLP

BDO Seidman, LLP
Dallas, Texas
March 30, 2009